LIMITED POWER OF ATTORNEY

	Know all by these presents, that the undersigned hereby constitutes and appoints each of John T. Taylor, Phil W. Barnhouse, and Stephanie R. Renner, or any of them acting and signing singly, and with full power of substitution, the undersigned's true and lawful attorney-in-fact to:
(1) prepare, execute in the undersigneds name and on the undersigneds behalf, and submit to the United States Securities and Exchange Commission
 a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the United States Securities and Exchange Commission of reports required by Section 16(a) of the Securities Exchange Act of 1934
   or any rule or regulation thereunder;
(2) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of Limestone Bancorp, Inc. (the Company),
  Forms 3, 4, and 5 (and any amendments thereto) in accordance with
  Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;
(3) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange Commission and any
   stock exchange or similar authority; and
(4) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.
	The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever required, necessary, or proper to be done in the exercise of any of the
	  rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with, or any liability for the failure to comply with, any provision of Section 16 of the Securities Exchange Act of 1934.

	This Limited Power of Attorney hereby revokes all previous powers of attorney executed by the undersigned for the purpose of compliance with
	Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder as a result of the undersigned's capacity as an officer and/or
	 director of Limestone Bancorp, Inc.

	This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

	IN WITNESS WHEREOF, the undersigned has caused this Limited Power of Attorney to be executed as of this 1st day of July, 2019.


						/s/ Kevin J. Kooman
						Signature

       Kevin J. Kooman
						_______________________________________
						Print Name